Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238579

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 9, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

To Prospectus dated June 1, 2020

6,000,000 Shares

Brigham Minerals, Inc.

Class A Common Stock

The selling stockholders identified in this prospectus are offering 6,000,000 shares of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”). We will not receive any proceeds from the sale of shares by the selling stockholders.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “MNRL.” On June 8, 2020, the last reported sale price of our Class A Common Stock on the New York Stock Exchange was $15.75 per share.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 8 of the accompanying base prospectus, page 28 of our Annual Report on Form 10-K for the year ended December 31, 2019 and page 37 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 to read about risk factors you should consider before buying shares of our Class A Common Stock.

	Per Share	Total
Price to Public	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to Selling Stockholders	$	$

(1)	See “Underwriting” for additional information regarding underwriting compensation.

Certain of the selling stockholders identified in this prospectus supplement have granted the underwriter the option to purchase up to 900,000 additional shares of Class A Common Stock on the same terms and conditions set forth above within 30 days from the date of this prospectus supplement to cover over-allotments. We will not receive any of the proceeds from the sale of shares by such selling stockholders if the underwriter exercises its over-allotment option.

The underwriter expects to deliver the shares of Class A Common Stock on or about                 , 2020.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Credit Suisse

Prospectus Supplement dated                 , 2020

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which, among other things, gives more general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying base prospectus combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying base prospectus, the information in this prospectus supplement controls. Before you invest in our Class A Common Stock, you should carefully read this prospectus supplement, along with the accompanying base prospectus, in addition to the information contained in the documents we refer to under the headings “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying base prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor the underwriter have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy our Class A Common Stock in any jurisdiction where such offer or any sale would be unlawful. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or any information that we have incorporated by reference is accurate as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since such dates. If any statement in one of those documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying base prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus and the documents incorporated by reference herein are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the underwriter have independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in these publications.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In particular, our statements regarding the ongoing COVID-19 pandemic and its expected impact on our business, financial position, results of operations and cash flows are forward-looking statements. When used in this prospectus, the words “may,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions and the negative of such words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Such statements may be influenced by factors that could cause actual outcomes and results to differ materially from those projected. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus supplement and the documents incorporated by reference herein.

The following important factors, in addition to those discussed elsewhere in this prospectus supplement and the documents incorporated by reference herein, could affect the future results of the energy industry in general, and our company in particular, and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	our ability to execute on our business objectives;

•	the effect of changes in commodity prices;

•	the level of production on our properties;

•	risks associated with the drilling and operation of oil and natural gas wells;

•	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services, or personnel;

•	legislative or regulatory actions pertaining to hydraulic fracturing, including restrictions on the use of water;

•	the availability of pipeline capacity and transportation facilities;

•	the effect of existing and future laws and regulatory actions;

•	the impact of derivative instruments;

•	conditions in the capital markets and our ability to obtain capital on favorable terms or at all;

•	the overall supply and demand for oil, natural gas and NGLs, and regional supply and demand factors, storage availability, delays, or interruptions of production, including voluntary shut-ins;

•	operator budget constraints;

•

the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls;

•	competition from others in the energy industry;

•	the impact of reduced drilling activity in our focus areas, particularly in the Anadarko Basin in Oklahoma, and uncertainty in whether development projects will be pursued;

•	global or national health events, including the ongoing outbreak and resulting economic effects of the COVID-19 pandemic;

•	uncertainty of estimates of oil and natural gas reserves and production;

•	the cost of developing the oil and natural gas underlying our properties;

•	our ability to replace our oil, natural gas and NGL reserves;

•	our ability to identify, complete and integrate acquisitions;

•	title defects in the properties in which we invest;

•	the cost of inflation;

•	technological advances;

•	weather conditions, natural disasters and other matters beyond our control;

•	general economic, business, political or industry conditions, including acts of civil unrest; and

•	certain factors discussed elsewhere in this prospectus supplement and the documents incorporated by reference herein.

Should one or more of the risks or uncertainties described in this prospectus supplement or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Before you invest, you should be aware that the occurrence of any of the events described under the heading “Risk Factors” in this prospectus supplement or “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Report on Form 10-Q, both of which are incorporated by reference herein, could substantially harm our business, results of operations and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement and the documents incorporated by reference herein are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

All forward-looking statements, expressed or implied, included in this prospectus supplement and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement or the documents incorporated by reference herein.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should pay special attention to the “Risk Factors” sections of this prospectus supplement, the accompanying base prospectus, our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q to determine wither an investment in our Class A Common Stock is appropriate for you. The information presented in this prospectus supplement assumes, unless otherwise indicated, that the underwriter’s option to purchase additional shares of Class A Common Stock is not exercised.

Except as otherwise indicated or required by the context, all references in this prospectus supplement to the “Company,” “we,” “us” or “our” refer to Brigham Minerals, Inc. and its consolidated subsidiaries. References in this prospectus supplement to the “selling stockholders” refer to the entities identified as selling stockholders in “Selling Stockholders.” References in this prospectus supplement to “Brigham LLC” refer to Brigham Minerals Holdings, LLC. References to our “Sponsors” refer collectively to Warburg Pincus LLC, Yorktown Partners LLC and Pine Brook Road Advisors, L.P.

Brigham Minerals, Inc.

Overview

We formed our company in 2012 to acquire and actively manage a portfolio of mineral and royalty interests in the core of what we view as the most active, highly economic, liquids-rich resource basins across the continental United States. Our primary business objective is to maximize risk-adjusted total return to our shareholders by both capturing growth in free cash flow from the continued development of our existing portfolio of 12,850 undeveloped horizontal drilling locations, as of March 31, 2020, unburdened by development capital expenditures or lease operating expenses, as well as leveraging our highly experienced technical evaluation team to continue to execute upon our scalable business model of sourcing, methodically evaluating and integrating accretive minerals acquisitions in the core of top-tier, liquids-rich resource plays.

Our Corporate Information

Our principal executive offices are located at 5914 W. Courtyard Drive, Suite 150, Austin, Texas 78730, and our telephone number at that address is (512) 220-6350. Our website address is www.brighamminerals.com. Information contained on our website does not constitute part of this prospectus supplement.

Recent Developments

The recent global spread of a novel strain of coronavirus (SARS-Cov-2), which causes COVID-19, has caused a disruption to the oil and natural gas industry and to our business by, among other things, contributing to a significant decrease in the price for oil beginning in the first quarter of 2020. Additionally, in March 2020, Saudi Arabia and Russia failed to agree to and maintain oil price and production controls within OPEC and Russia. Subsequently, Saudi Arabia announced plans to increase production and reduce the prices at which they sell oil. While OPEC, Russia, the United States and other oil and gas producing countries subsequently agreed to collectively decrease production, these events, combined with the impact of the continued outbreak of the COVID-19 pandemic and declining availability of hydrocarbon storage, exacerbated the decline in commodity prices.

In response to the COVID-19 pandemic, the potential risk to our workforce and in compliance with applicable state and federal guidelines, we successfully implemented policies and the technological infrastructure for all of our employees to work remotely and, as permitted by relevant state and local authorities, have begun to rotate attendance in the office. Furthermore, we have ceased all business travel. Due to these efforts, we have not experienced material disruptions to our operations or the health of our workforce.

The declining commodity prices have adversely affected the revenues we receive for our royalty interests and could affect our ability to access the capital markets on terms favorable to us. Additionally, in response to the declining commodity prices, many operators on our properties have announced reductions in their estimated capital expenditures for 2020 and beyond, which will adversely affect the development of our properties. We also expect that the lower commodity prices may cause our operators to decide to shut in or curtail production from wells on our properties or to even plug and abandon marginal wells that otherwise may have been allowed to continue to produce for a longer period under more favorable pricing conditions. In connection therewith, our expectation is that our revenues and cash flows from operations will continue to be negatively impacted and as a result, the dividend amount we are able to pay our stockholders may also be negatively impacted. Furthermore, due to the declining commodity prices, the commodity price assumptions used to calculate our reserves estimates are likely to decline, which would in turn lower our reserve estimates. We cannot predict the extent and duration of these and other impacts on our business from the COVID-19 pandemic, efforts to fight the pandemic and other market events.

In connection with the previously mentioned COVID-19 pandemic, we expect a near-term reduced level of potential acquisition opportunities, which will delay our ability to execute on our growth strategy. Given that the majority of our capital allocation is within our control, we believe that our cash flow from operations and additional borrowings under our revolving credit facility will provide us with sufficient liquidity to execute our current strategy.

The Offering

Class A Common Stock Offered by the Selling Stockholders	6,000,000 shares (or 6,900,000 shares, if the underwriter exercises in full its option to purchase additional shares to cover over-allotments), of which 4,506,775 (or 5,055,616, if the underwriter exercises in full its option to purchase additional shares to cover over-allotments) represent shares to be issued upon redemption of an equivalent number of their Brigham LLC Units (together with a corresponding number of shares of our Class B common stock) prior to completion of this offering.

Option to Purchase Additional Shares	Certain of the selling stockholders have granted the underwriter a 30-day option to purchase up to an aggregate of 900,000 additional shares of our Class A Common Stock to cover over-allotments.

Common Stock Outstanding after this Offering	38,931,050 shares (or 39,479,891 shares if the underwriter exercises in full its option to purchase additional shares of Class A Common Stock to cover over-allotments) of Class A Common Stock.

17,978,532 shares (or 17,429,691 shares if the underwriter exercises in full its option to purchase additional shares of Class A Common Stock to cover over-allotments) of Class B common stock.

Use of Proceeds	The selling stockholders will receive all of the net proceeds from the sale of the shares of our Class A Common Stock in this offering. We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders, including if the underwriter exercises its option to purchase up to 900,000 additional shares of Class A Common Stock from the selling stockholders to cover over-allotments. See “Use of Proceeds.”

Dividend Policy	On June 3, 2020, we paid a quarterly cash dividend of $0.37 per share of our Class A Common Stock to stockholders of record as of May 27, 2020. We expect to pay future dividends on our Class A Common Stock in amounts determined from time to time by our board of directors. However, the declaration and payment of any future dividends by us will be at the sole discretion of our board of directors, which may change our dividend policy at any time. Future dividend levels will depend on the earnings of our subsidiaries, including Brigham LLC, their financial condition, cash requirements, regulatory restrictions, any restrictions in financing agreements (including our revolving credit facility) and other factors deemed relevant by the board. Please read “Prospectus Supplement Summary — Recent Developments” and “Dividend Policy.”

Listing and Trading Symbol	Shares of our Class A Common Stock trade on the New York Stock Exchange (the “NYSE”) under the symbol “MNRL.”

Risk Factors	Investing in our Class A Common Stock involves risks. For a discussion of certain risks you should consider before investing in our Class A Common Stock, see “Risk Factors” beginning on page S-8 of this prospectus supplement and page 8 of the accompanying base prospectus and “Item 1A. Risk Factors” beginning on page 28 of our Annual Report on Form 10-K for the year ended December 31, 2019 and page 37 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

Unless indicated otherwise, information regarding outstanding shares of our Class A Common Stock does not include shares of Class A Common Stock reserved for issuance pursuant to our 2019 Long Term Incentive Plan.

RISK FACTORS

The shares of our Class A Common Stock offered by this prospectus supplement and the accompanying base prospectus involve a high degree of risk. You should read carefully the risks and uncertainties described in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, including the discussion of the material risks relating to an investment in our Class A Common Stock beginning on page 8 of the accompanying base prospectus, as well as those discussed under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

The price of our Class A Common Stock may fluctuate significantly, and you could lose all or part of your investment.

After this offering, there will be only 38,931,050 publicly traded shares of Class A Common Stock held by our public Class A Common Stockholders (or 39,479,891 shares if the underwriter’s option to purchase additional shares of Class A Common Stock is exercised). Although our Class A Common Stock is listed on the NYSE, we do not know whether an active trading market will continue to develop or how liquid that market might be. You may not be able to resell your Class A Common Stock at or above the public offering price. Additionally, the lack of liquidity may result in wide bid-ask spreads, contribute to significant fluctuations in the market price of the Class A Common Stock and limit the number of investors who are able to buy the Class A Common Stock.

Our Sponsors have the ability to direct the voting of a substantial portion of the voting power of our common stock, and their interests may conflict with those of our other stockholders.

Holders of shares of our Class A Common Stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or our certificate of incorporation. Upon completion of this offering, our Sponsors will beneficially own, on a combined basis, approximately 6.1% of our outstanding shares of Class A Common Stock (or approximately 5.1% if the underwriter exercises its option to purchase additional shares in full) and 77.2% of our shares of Class B common stock, representing 28.5% of our combined economic interest and voting power (or approximately 27.0% if the underwriter exercises its option to purchase additional shares in full). As a result, on a combined basis, our Sponsors will continue to have significant influence over matters requiring stockholder approval, including the election of directors, changes to our organizational documents and significant corporate transactions. This concentration of ownership makes it unlikely that any other holder or group of holders of our Class A Common Stock will be able to affect the way we are managed or the direction of our business. The interests of our Sponsors with respect to matters potentially or actually involving or affecting us, such as future acquisitions, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other stockholders.

Certain of our directors are currently employees of our Sponsors. These directors’ duties as employees of our Sponsors may conflict with their duties as our directors, and the resolution of these conflicts may not always be in our or your best interest. Furthermore, we are party to a stockholders’ agreement with our Sponsors. The stockholders’ agreement provides each of our Sponsors with the right to designate a certain number of nominees to our board of directors so long as such Sponsor and its affiliates collectively beneficially own a specified percentage of the outstanding shares of our Class A and Class B common stock. In addition, the existence of significant stockholders may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our company. Our Sponsors’ concentration of stock ownership may also adversely affect the trading price of our Class A Common Stock to the extent investors perceive a disadvantage in owning stock of a company with significant stockholders.

Future sales of shares of our Class A Common Stock in the public market, or the perception that such sales may occur, could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

Our Sponsors, certain of our management members and other prior investors (the “Original Owners”) own shares of our Class A Common Stock and, subject to certain limitations and exceptions, the Original Owners that hold Brigham LLC Units may require Brigham LLC to redeem their Brigham LLC Units for shares of Class A Common Stock (on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions), and our Original Owners may sell any of such shares of Class A Common Stock. Additionally, after the expiration or waiver of the lock-up provision contained in the underwriting agreement entered into in connection with this offering, we may sell additional shares of Class A Common Stock in subsequent public offerings or may issue additional shares of Class A Common Stock or convertible securities. After the completion of this offering, we will have outstanding 38,931,050 shares of Class A Common Stock and 17,978,532 shares of Class B common stock. This number includes 6,000,000 shares of Class A Common Stock that the selling stockholders are selling in this offering, but not the 900,000 shares of Class A Common Stock that the selling stockholders may sell in this offering if the underwriter exercises its option to purchase additional shares in full, which shares may be resold immediately in the public market. Following the completion of this offering, and assuming full exercise of the underwriter’s option to purchase additional shares, our Sponsors will own 2,012,439 shares of our Class A Common Stock and 13,328,458 shares of Class B common stock, representing approximately 27.0% of our total outstanding shares. The Sponsors are party to a registration rights agreement, which requires us to effect the registration of their shares in certain circumstances.

We have previously filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-8 providing for the registration of 5,999,600 shares of our Class A Common Stock issued or reserved for issuance under our equity incentive plan. Subject to the satisfaction of vesting conditions, shares registered under the registration statement on Form S-8 will be available for resale immediately in the public market without restriction.

We cannot predict the size of future issuances of our Class A Common Stock or securities convertible into Class A Common Stock or the effect, if any, that future issuances and sales of shares of our Class A Common Stock will have on the market price of our Class A Common Stock. Sales of substantial amounts of our Class A Common Stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our Class A Common Stock.

The underwriter of this offering may release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our Class A Common Stock.

We, all of our directors and executive officers and the selling stockholders have entered or will enter into lock-up agreements pursuant to which we and they will be subject to certain restrictions with respect to the sale or other disposition of our Class A Common Stock for a period of 60 days following the date of this prospectus supplement. Credit Suisse Securities (USA) LLC, at any time and without notice, may release all or any portion of the Class A Common Stock subject to the foregoing lock-up agreements. See “Underwriting” for more information on these agreements. If the restrictions under the lock-up agreements are waived, then the Class A Common Stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our Class A Common Stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Class A Common Stock at a time and price that you deem appropriate.

A deterioration in general economic, business, political or industry conditions would materially adversely affect our results of operations, financial condition and free cash flow.

In recent years, concerns over global economic conditions, energy costs, geopolitical issues, inflation, the availability and cost of credit, and slow economic growth in the United States have contributed to economic uncertainty and diminished expectations for the global economy. Additionally, recent acts of protest and civil unrest have caused economic and political disruption in the United States. Meanwhile, continued hostilities in the Middle East and the occurrence or threat of terrorist attacks in the United States or other countries could adversely affect the economies of the United States and other countries. In addition, global or national health concerns, including the outbreak of pandemic or contagious disease, can negatively impact the global economy and demand for oil, natural gas and NGLs. For instance, the recent coronavirus outbreak has adversely affected our business by (i) reducing the demand for oil, NGL and natural gas because of reduced global and national economic activity, leading to lower prices for oil, NGL and natural gas, and (ii) impairing the supply chain of certain of our operators. We cannot accurately predict the duration or magnitude of the effects of the coronavirus outbreak on our business in the future. Concerns about global economic growth have had a significant adverse impact on global financial markets and commodity prices. An oversupply of crude oil in 2015 led to a severe decline in worldwide oil prices. If the economic climate in the United States or abroad deteriorates, worldwide demand for petroleum products could further diminish, which could impact the price at which oil, natural gas and NGLs from our properties are sold, affect the ability of our operators to continue operations and ultimately materially adversely impact our results of operations, financial condition and free cash flow.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A Common Stock by the selling stockholders identified in this prospectus supplement, including if the underwriter exercises its option to purchase additional shares of Class A Common Stock from certain of the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of these shares. See “Selling Stockholders.”

We have agreed to pay expenses incurred by the selling stockholders in connection with this offering, other than underwriting discounts and commissions. See “Underwriting” for additional information regarding underwriting compensation.

DIVIDEND POLICY

We paid quarterly cash dividends of $0.33, $0.33, $0.38 and $0.37 per share of our Class A Common Stock on August 29, 2019, November 27, 2019, March 19, 2020 and June 3, 2020, respectively, to stockholders of record as of August 5, 2019, November 20, 2019, March 12, 2020 and May 27, 2020, respectively. The declaration of dividends is subject to approval by our board of directors and its continuing determination that such declaration of dividends is in the best interests of the Company and its stockholders. Future dividends may be adjusted at the discretion of our board of directors based on market conditions and capital availability. We are not required to pay dividends, and our stockholders will not be guaranteed, or have contractual or other rights to receive, dividends. Please read “Prospectus Supplement Summary — Recent Developments.”

SELLING STOCKHOLDERS

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our Class A Common Stock and Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), held by the selling stockholders before and after giving effect to this offering. The percentage of shares beneficially owned is based on 34,424,275 shares of our Class A Common Stock and 22,485,307 shares of Class B Common Stock outstanding as of June 8, 2020.

Beneficial ownership is determined under the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 5914 W. Courtyard Drive, Suite 150, Austin, Texas 78730. As described in “Redemption of Brigham LLC Units and Class B Common Stock” on page 10 of the accompanying base prospectus, under the First Amended and Restated Limited Liability Company Agreement of Brigham LLC (the “Brigham LLC Agreement”), Brigham LLC Units, together with an equivalent number of shares of our Class B Common Stock, are redeemable for newly issued shares of our Class A Common Stock on a one-for-one basis.

All information with respect to beneficial ownership has been furnished by selling stockholders.

	Shares Beneficially Owned Before the Offering			Shares of Class A Common Stock offered(3)	Additional shares of Class A Common Stock offered if option to purchase additional shares is exercised in full(3)	Shares Beneficially Owned After the Offering (Assuming No Exercise of the Underwriter’s Option)			Shares Beneficially Owned After the Offering (Assuming the Underwriter’s Option is Exercised In Full)
	Class A Common Stock	Class B Common Stock	Combined Voting Power(2)			Class A Common Stock	Class B Common Stock	Combined Voting Power(2)	Class A Common Stock	Class B Common Stock	Combined Voting Power(2)
Selling stockholders(1):
Warburg Pincus Energy (E&P) Partners-A (Brigham), LLC(4)	—	137,522	*	53,244	12,521	—	84,278	*	—	71,757	*
Warburg Pincus Energy (E&P)-A (Brigham), LLC(4)	—	2,276,984	4.0%	881,567	207,317	—	1,395,417	2.5%	—	1,188,100	2.1%
Warburg Pincus Private Equity (E&P) XI-A (Brigham), LLC(4)	—	2,810,102	4.9%	1,087,972	255,856	—	1,722,130	3.0%	—	1,466,274	2.6%
Warburg Pincus XI (E&P) Partners-A (Brigham), LLC(4)	—	216,521	*	83,829	19,714	—	132,692	*	—	112,978	*
WP Brigham Holdings, L.P.(4)	—	348,928	*	135,092	31,769	—	213,836	*	—	182,067	*
WP Energy Brigham Holdings, L.P.(4)	—	219,934	*	85,151	20,024	—	134,783	*	—	114,759	*
WP Energy Partners Brigham Holdings, L.P.(4)	—	18,008	*	6,972	1,640	—	11,036	*	—	9,396	*
Brigham Parent Holdings, L.P.(4)	3,856,823	—	6.8%	1,493,225	351,159	2,363,598	—	4.2%	2,012,439	—	3.5%
Yorktown Energy Partners IX, L.P.(5)	—	261,427	*	74,052	—	—	187,375	*	—	187,375	*
Yorktown Energy Partners X, L.P.(5)	—	2,683,371	4.7%	760,096	—	—	1,923,275	3.4%	—	1,923,275	3.4%
Yorktown Energy Partners XI, L.P.(5)	—	1,079,617	1.9%	305,814	—	—	773,803	1.4%	—	773,803	1.4%
YT Brigham Co Investment Partners, LP(5)	—	2,153,623	3.8%	610,038	—	—	1,543,585	2.7%	—	1,543,585	2.7%
Pine Brook BXP II Intermediate, L.P.(6)	—	3,490,635	6.1%	135,734	—	—	3,354,901	5.9%	—	3,354,901	5.9%
Pine Brook BXP Intermediate, L.P.(6)	—	2,213,171	3.9%	287,214	—	—	1,925,957	3.4%	—	1,925,957	3.4%

*	Less than 1%.
(1)	Each of the selling stockholders is a member of Brigham LLC and has received one share of Class B Common Stock for each Brigham LLC Unit that it holds.
(2)	Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each Brigham LLC Unit held by such holder. Accordingly, the holders of our Class B Common Stock collectively have a number of votes in Brigham Minerals, Inc. (“Brigham Minerals”) equal to the number of Brigham LLC Units that they hold.
(3)	Of the shares of Class A Common Stock offered by the selling stockholders, 4,506,775 (or 5,055,616 if the underwriter exercises in full its option to purchase additional shares) represent shares owned following the redemption of an equal number of Brigham LLC Units (together with a corresponding number of shares of our Class B Common Stock) for shares of Class A Common Stock immediately prior to the closing of this offering.
(4)	Warburg Pincus Private Equity (E&P) XI-A, L.P., a Delaware limited partnership (“WPPE E&P XI-A”), is the sole member of Warburg Pincus Private Equity (E&P) XI-A (Brigham), LLC, a Delaware limited liability company. Warburg Pincus XI (E&P) Partners—A, L.P., a Delaware limited partnership (“WP XI E&P Partners-A”), is the sole member of Warburg Pincus XI (E&P) Partners-A (Brigham), LLC, a Delaware limited liability company. Warburg Pincus Energy (E&P)-A, L.P., a Delaware limited partnership (“WPE E&P-A”), is the sole and managing member of Warburg Pincus Energy (E&P)-A (Brigham), LLC, a Delaware limited liability company. Warburg Pincus Energy (E&P) Partners-A, L.P., a Delaware limited partnership (“WPE E&P Partners-A”), is the sole and managing member of Warburg Pincus Energy (E&P) Partners-A (Brigham), LLC, a Delaware limited liability company.

Warburg Pincus (E&P) XI, L.P., a Delaware limited partnership (“WP XI E&P GP”), is the (i) general partner of each of WP Brigham Holdings, L.P., a Delaware limited partnership (“WP Brigham Holdings”), WPPE E&P XI-A, WP XI E&P Partners-A and Brigham Parent Holdings, L.P., a Delaware limited partnership. Warburg Pincus (E&P) XI LLC, a Delaware limited liability company (“WP XI E&P LLC”), is the general partner of WP XI E&P GP. Warburg Pincus Partners (E&P) XI LLC, a Delaware limited liability company (“WP Partners E&P XI LLC”), is the sole member of WP XI E&P LLC. Warburg Pincus Partners II (US), L.P., a Delaware limited partnership (“WPP II US”), is the managing member of WP Partners E&P XI LLC. Warburg Pincus & Company US, LLC (“Warburg Pincus US”) is the general partner of WPP II US.

Warburg Pincus (E&P) Energy GP, L.P., a Delaware limited partnership (“WPE E&P GP”), is the general partner of each of WP Energy Brigham Holdings, L.P., a Delaware limited partnership (“WPE Brigham Holdings”), WP Energy Partners Brigham Holdings, L.P., a Delaware limited partnership (“WPE Partners Brigham Holdings”), WPE E&P-A and WPE E&P Partners-A. Warburg Pincus (E&P) Energy LLC, a Delaware limited liability company (“WPE E&P LLC”), is the general partner of WPE E&P GP. WPP II US is the managing member of WPE E&P LLC. As noted above, Warburg Pincus US is the general partner of WPP II US. Warburg Pincus is the manager of each of WP Brigham Holdings, WPPE E&P XI-A, WP XI E&P Partners-A, WPE Brigham Holdings, WPE Partners Brigham Holdings, WPE E&P-A and WPE E&P Partners-A. The address of each of the entities identified in this note is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017.

(5)	Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. (“Yorktown IX”). Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown IX. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown IX in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown IX Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by Yorktown IX. None of Yorktown IX Associates LLC, Yorktown IX Company LP or Yorktown IX beneficially owns any of the common stock held by any other Yorktown Fund (as defined below).

Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. (“Yorktown X”). Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown X. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown X in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown X Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by Yorktown X. None of Yorktown X Associates LLC, Yorktown X Company LP or Yorktown X beneficially owns any of the common stock held by any other Yorktown Fund.

Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. (“Yorktown XI”). Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown XI. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown XI in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown XI Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by Yorktown XI. None of Yorktown XI Associates LLC, Yorktown XI Company LP or Yorktown XI beneficially owns any of the common stock held by any other Yorktown Fund.

YT Brigham Company LP is the sole general partner of YT Brigham Co Investment Partners, LP (“YT Brigham” and, together with Yorktown IX, Yorktown X and Yorktown XI, each, a “Yorktown Fund”). YT Brigham Associates LLC is the sole general partner of YT Brigham Company LP. As a result, YT Brigham Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by YT Brigham. YT Brigham Company LP and YT Brigham Associates LLC disclaim beneficial ownership of the common stock held by YT Brigham in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of YT Brigham Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by YT Brigham. None of YT Brigham Company LP, YT Brigham Associates LLC or YT Brigham beneficially owns any of the common stock held by any other Yorktown Fund. The address of each of the entities identified in this note is 410 Park Avenue, 19th Floor, New York, New York 10022.

(6)	PBRA, LLC is the general partner of each of Pine Brook Road Associates II, L.P. (“PBRA II”), Pine Brook PD Intermediate, L.P., Pine Brook BXP Intermediate, L.P. and Pine Brook BXP II Intermediate, L.P. PBRA II is the general partner of Pine Brook Capital Partners II, L.P. (“Pine Brook Fund II”). Pine Brook Road Advisors, L.P., acting through an affiliate, serves as investment manager to Pine Brook Fund II. Howard Newman is the managing member of PBRA, LLC and has investment and voting control over the shares held or controlled by Pine Brook Fund II. The address of each of the entities identified in this note is c/o Pine Brook Road Partners, LLC, 60 East 42nd Street, 50th Floor, New York, New York 10165. Howard Newman, PBRA, LLC, Pine Brook Road Associates II, L.P. and Pine Brook Road Advisors, L.P. each disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, if any.

For information about our relationships with the selling stockholders, please see the documents incorporated by reference into this prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this registration statement. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in shares of common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of shares of common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the acquisition or holding of the shares of common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “—Prohibited Transaction Issues” below); and

•

whether the Plan will be considered to hold, as plan assets, (i) only shares of common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares of common stock by an ERISA Plan with respect to which the issuer, the initial purchaser or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, shares of common stock should not be acquired or held by any person investing “plan assets” of any Plan unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

(a)

the equity interests acquired by ERISA Plans are “publicly-offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

(b)

the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c)

there is no significant investment by “benefit plan investors” (as defined in the DOL regulations)—i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of shares of common stock. Purchasers of shares of common stock have the exclusive responsibility for ensuring that their acquisition and holding of shares of common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of shares of common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A Common Stock by a non-U.S. holder (as defined below) that holds our Class A Common Stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

•	persons that acquired our Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States; and

•

persons that hold our Class A Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A Common Stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Class A Common Stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A Common Stock by such partnership.

Distributions

Distributions of cash or property on our Class A Common Stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A Common Stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Class A Common Stock.”

Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our Class A Common Stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our Class A Common Stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Class A Common Stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A Common Stock, more than 5% of our Class A Common Stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Class A Common Stock as a result of our status as a USRPHC. If our Class A Common Stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A Common Stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING RULES TO THEIR OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the

non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Class A Common Stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Class A Common Stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated June     , 2020, the selling stockholders have agreed to sell to Credit Suisse Securities (USA) LLC 6,000,000 shares of Class A Common Stock.

The underwriting agreement provides that the underwriter is obligated to purchase all the shares of Class A Common Stock in the offering if any are purchased, other than those shares covered by the underwriter’s option to purchase additional shares described below. The underwriting agreement also provides that if the underwriter defaults the offering may be terminated. The offering of the shares of Class A Common Stock by the underwriter is subject to receipt and acceptance, and subject to the underwriter’s right to reject, any order in whole or in part.

Certain of the selling stockholders have granted to the underwriter a 30-day option to purchase up to 900,000 additional shares of Class A Common Stock at the public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of Class A Common Stock.

The underwriter proposes to offer the shares of Class A Common Stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $                     per share. After the initial offering of the shares of Class A Common Stock, the underwriter may change the public offering price and concession and discount to broker/dealers.

The following table shows the per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase up to an additional 900,000 shares of Class A Common Stock.

Total
	Per Share	No Exercise of Underwriter’s Option	Full Exercise of Underwriter’s Option
Public Offering Price	$	$	$
Underwriting Discounts and Commission paid by the selling stockholders	$	$	$
Proceeds to the selling stockholders	$	$	$

The expenses of this offering that have been paid or are payable by us are estimated to be approximately $        million. We have agreed to pay expenses incurred by the selling stockholders in connection with this offering, other than the underwriting discounts and commissions.

We have agreed that, subject to certain exceptions, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our Class A Common Stock or securities convertible into or exchangeable or exercisable for any shares of our Class A Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 60 days after the date of this prospectus supplement.

Subject to certain conditions, the lock-up restrictions described in the foregoing do not apply to us with respect to certain actions, including (1) the sale of Class A Common Stock in this offering, (2) issuances of Class A Common Stock pursuant to the conversion, exchange or redemption of outstanding convertible, exchangeable or redeemable securities or the exercise of warrants or options, (3) grants of employee stock options or other compensatory awards pursuant to the terms of an outstanding plan in or issuances of Class A Common Stock pursuant to the exercise or vesting of such options or other compensatory awards (4) the filing of a registration statement on Form S-8 relating to issuances of Class A Common Stock (5) issuances of Class A Common Stock as consideration for the acquisition of equity interests or assets of any person, or our acquiring by any other manner of any business, properties, assets or persons, in one transaction or a series of related transactions or the filing of a registration statement relating to such Class A Common Stock, provided that (x) no more than an aggregate of 10% of the number of shares of our capital stock are issued and (y) prior to the issuance of such shares of our capital stock, each recipient of such shares agrees in writing to be subject to the “lock-up” described above.

Our officers and directors and the selling stockholders have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our Class A Common Stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Common Stock, whether any of these transactions are to be settled by delivery of our Class A Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of 60 days after the date of this prospectus supplement.

Subject to certain conditions, the lock-up restrictions described in the foregoing do not apply to our directors, executive officers and the selling stockholders with respect to certain actions, including (1) the sale of Class A Common Stock in this offering, (2) any Class A Common Stock or securities convertible into or exchangeable or exercisable for any Class A Common Stock acquired in the open market, (3) any transfer of Class A Common Stock or securities convertible into or exchangeable or exercisable for any Class A Common Stock as a bona fide gift or to a family member, trust, family limited partnership or family limited liability company, provided that (i) the donee or transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer and (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or otherwise, showing a reduction in ownership shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5), (4) the pledge, hypothecation or other granting of a security interest in any Class A Common Stock or securities convertible into or exchangeable or exercisable for any Class A Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer to such lending institution upon foreclosure upon such Class A Common Stock or securities, (5) any distribution of any Class A Common Stock or securities convertible into or exchangeable or exercisable for any Class A Common Stock to members, partners, stockholders or other equity holders and any transfer of any shares of any such Class A Common Stock or securities to affiliates or any other entity controlled or managed by such party or affiliates of such party, provided that (i) the transferee agrees to be bound in writing by the terms of the lock-up agreement prior to such transfer and (ii) no filing by any party under the Exchange Act or otherwise showing a reduction in ownership shall be voluntarily made in connection with such transfer, (6) any transfer or action pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a change in control of the Company, provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Class A Common Stock owned by the undersigned shall remain subject to the lock-up agreement, and (7) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described herein (provided that (i) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting (other than Section 16 filings under the Exchange Act) and (ii) any Class A Common Stock received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to the lock-up agreement).

Credit Suisse Securities (USA) LLC, in its discretion, may release the Class A Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the Class A Common Stock and other securities from lock-up agreements, Credit Suisse Securities (USA) LLC may consider, among other factors, the holder’s reasons for requesting the release and the number of shares of Class A Common Stock or other securities for which the release is being requested.

We and the selling stockholders have agreed to indemnify the underwriter against liabilities under the Securities Act, or contribute to payments that the underwriter may be required to make in that respect.

Our Class A Common Stock is listed on the NYSE under the symbol “MNRL.”

In connection with the offering the underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act as described below.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares it is obligated to purchase is not greater than the number of shares that it may purchase in the underwriter’s option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the underwriter’s option to purchase additional shares. The underwriter may close out any covered short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the Class A Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares. If the underwriter sells more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a broker/dealer when the Class A Common Stock originally sold by the broker/dealer is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A Common Stock or preventing or retarding a decline in the market price of the Class A Common Stock. As a result the price of our Class A Common Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer for which they received or will receive customary fees and expenses. In particular, an affiliate of the underwriter is a lender under our revolving credit facility.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Economic Area and United Kingdom Retail Investors

The securities are not intended to be offered or sold to and should not be offered or sold to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). No key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling any in scope instrument or otherwise making such instruments available to retail investors in the EEA or in the United Kingdom has been prepared. Offering or selling the securities or otherwise making them available to any retailed investor in the EEA or the United Kingdom may be unlawful.

European Economic Area and United Kingdom

In relation to each Member State of the EEA and the United Kingdom (each, a “Relevant State”), no shares which are the subject of the offering contemplated by this prospectus (the “Shares”) have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to legal entities which are qualified investors as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall result in a requirement for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to United Kingdom Investors

This prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iv) persons to whom an invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together referred to as “relevant persons”). The Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the Financial Instruments and Exchange Law, and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuing prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of this prospectus supplement, and you should review that information in order to understand the nature of any investment by you in our securities. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus supplement and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2019;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2020;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2020;

•	Our Current Reports on Form 8-K filed on February 27, 2020 and June 1, 2020; and

•

The description of our Class  A common stock included in our Registration Statement on Form 8-A, filed on April 15, 2019, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement until the termination of each offering under this prospectus.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

5914 W. Courtyard Drive, Suite 150

Austin, Texas 78730

(512) 220-6350

Attention: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus supplement is accurate as of any date other that the date on the front of each document.

LEGAL MATTERS

The validity of shares of our Class A Common Stock offered in this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the selling stockholders by Kirkland & Ellis LLP, Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated and combined financial statements of Brigham Minerals as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our reserves and related future net cash flows related to our properties as of December 31, 2019 incorporated by reference herein were based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

PROSPECTUS

Brigham Minerals, Inc.

$300,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

22,240,897 Shares

Class A Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $300,000,000 in the aggregate of the securities identified above (the “securities”), and the selling stockholders may offer and sell up to 22,240,897 shares in the aggregate of Class A common stock, par value $0.01 per share (“Class A common stock”) identified above, in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders may provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. Any supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “MNRL.” On May 20, 2020, the last reported sale price of our Class A common stock on the New York Stock Exchange was $13.54 per share.

Investing in our securities involves risks. See “Risk Factors” on page 8 of this prospectus and any similar section contained in any applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 1, 2020.

You should rely only on the information contained in this prospectus and any prospectus supplement or free writing prospectus prepared by us or on behalf of us or the information to which we have referred you. Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $300,000,000, and the selling stockholders named in this prospectus may, from time to time, sell up to 22,240,897 shares of Class A common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling stockholders offer and sell securities, we or the selling stockholders may provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the securities covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the securities covered to this prospectus, you should refer to the registration statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, and the exhibits and schedules thereto can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.brighamminerals.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and investors should not rely on such information in making a decision to purchase our Class A common stock.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our securities. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2019;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2020;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2020;

•	Our Current Report on Form 8-K filed on February 27, 2020; and

•

The description of our Class  A common stock included in our Registration Statement on Form 8-A, filed on April 15, 2019, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying such description.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

5914 W. Courtyard Drive, Suite 150

Austin, Texas 78730

(512) 220-6350

Attention: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other that the date on the front of each document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In particular, our statements regarding the ongoing COVID-19 pandemic and its expected impact on our business, financial position, results of operations and cash flows are forward-looking statements. When used in this prospectus, the words “may,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions and the negative of such words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Such statements may be influenced by factors that could cause actual outcomes and results to differ materially from those projected. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus.

The following important factors, in addition to those discussed elsewhere in this prospectus, could affect the future results of the energy industry in general, and our company in particular, and could cause actual results to differ materially from those expressed in such forward-looking statements:

•	our ability to execute on our business objectives;

•	the effect of changes in commodity prices;

•	the level of production on our properties;

•	risks associated with the drilling and operation of oil and natural gas wells;

•	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services, or personnel;

•	legislative or regulatory actions pertaining to hydraulic fracturing, including restrictions on the use of water;

•	the availability of pipeline capacity and transportation facilities;

•	the effect of existing and future laws and regulatory actions;

•	the impact of derivative instruments;

•	conditions in the capital markets and our ability to obtain capital on favorable terms or at all;

•	the overall supply and demand for oil, natural gas and NGLs, and regional supply and demand factors, storage availability, delays, or interruptions of production, including voluntary shut-ins;

•	operator budget constraints;

•

the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls;

•	competition from others in the energy industry;

•	the impact of reduced drilling activity in our focus areas, particularly in the Anadarko Basin in Oklahoma, and uncertainty in whether development projects will be pursued;

•	global or national health events, including the ongoing outbreak and resulting economic effects of the COVID-19 pandemic;

•	uncertainty of estimates of oil and natural gas reserves and production;

•	the cost of developing the oil and natural gas underlying our properties;

•	our ability to replace our oil, natural gas and NGL reserves;

•	our ability to identify, complete and integrate acquisitions;

•	title defects in the properties in which we invest;

•	the cost of inflation;

•	technological advances;

•	weather conditions, natural disasters and other matters beyond our control;

•	general economic, business, political or industry conditions; and

•	certain factors discussed elsewhere in this prospectus.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” or “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference herein, and any risk factors included in any applicable prospectus supplement could substantially harm our business, results of operations and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein.

ABOUT BRIGHAM MINERALS, INC.

Overview

We formed our company in 2012 to acquire and actively manage a portfolio of mineral and royalty interests in the core of what we view as the most active, highly economic, liquids-rich resource basins across the continental United States. Our primary business objective is to maximize risk-adjusted total return to our shareholders by both capturing growth in free cash flow from the continued development of our existing portfolio of 12,850 undeveloped horizontal drilling locations unburdened by development capital expenditures or lease operating expenses, as well as leveraging our highly experienced technical evaluation team to continue to execute upon our scalable business model of sourcing, methodically evaluating and integrating accretive minerals acquisitions in the core of top-tier, liquids-rich resource plays.

Our Corporate Information

Our principal executive offices are located at 5914 W. Courtyard Drive, Suite 150, Austin, Texas 78730, and our telephone number at that address is (512) 220-6350. Our website address is www.brighamminerals.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K as well as the other information contained, or incorporated by reference, in this prospectus, before deciding to invest in our securities. Any of these risks could materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In addition, these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or those that we currently view to be immaterial could also materially and adversely affect our business, prospects, results of operations, financial condition and/or cash flows. In any such case, you may lose all or a part of your investment in our securities. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities for general corporate purposes, which may include repayment of indebtedness, financing of future mineral and royalty acquisitions and capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement.

We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling stockholders.

REDEMPTION OF BRIGHAM LLC UNITS AND CLASS B COMMON STOCK

In connection with the consummation of our initial public offering (the “IPO”), the limited liability company agreement of Brigham Minerals Holdings, LLC (“Brigham LLC”) was amended and restated to modify its capital structure by recapitalizing the different classes of interests previously held by Brigham LLC’s owners into a single new class of units (the “Brigham LLC Units”). In addition, each holder of Brigham LLC Units (a “Brigham LLC Unit Holder”) received one share of our Class B common stock for each Brigham LLC Unit held by such Brigham LLC Unit Holder. Pursuant to the First Amended and Restated Limited Liability Company Agreement of Brigham LLC (the “Brigham LLC Agreement”), each Brigham LLC Unit Holder, including the selling stockholders named in this prospectus, has the right to redeem its Brigham LLC Units, together with an equal number of shares of Class B common stock, for an equivalent number of shares of Class A common stock (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and similar transactions) or, if either we or Brigham LLC so elect, cash. Our decision to make a cash payment upon a Brigham LLC Unit Holder’s redemption election must be made by our independent directors (within the meaning of the New York Stock Exchange (the “NYSE”) and Section 10A-3 of the Securities Act) who do not own Brigham LLC Units that are subject to such redemption. As Brigham LLC Unit Holders exchange their Brigham LLC Units and Class B common stock for Class A common stock, our relative ownership interest in Brigham LLC will correspondingly increase.

SELLING STOCKHOLDERS

The selling stockholders identified below may offer to sell from time to time in the future up to an aggregate of 22,240,897 shares of our Class A common stock, 3,856,823 of which are currently issued and outstanding and 18,384,074 of which may be issued upon the redemption of Brigham LLC Units, together with an equal number of shares of our Class B common stock, as described above in “Redemption of Brigham LLC Units and Class B Common Stock.” The selling stockholders may currently hold or acquire at any time shares of Class A common stock in addition to those registered hereby.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 5914 W. Courtyard Drive, Suite 150, Austin, Texas 78730.

Except as set forth herein, or incorporated by reference into this prospectus or in any applicable prospectus supplement, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

The following table sets forth information as of the date of this prospectus provided by each selling stockholder regarding (i) the beneficial ownership of shares of our Class A common stock and our Class B common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus, assuming each selling stockholder has redeemed all Brigham LLC Units, together with an equal number of shares of our Class B common stock, beneficially owned by it for an equivalent number of shares of our Class A common stock. The information regarding shares of our Class A common stock and our Class B common stock beneficially owned after the offering assumes the sale of all shares of our Class A common stock offered by the selling stockholders and that the selling stockholders do not acquire any additional shares of our Class A common stock or our Class B common stock. Information in the table below with respect to beneficial ownership has been furnished by the selling stockholders.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.

The selling stockholders are not obligated to sell any of the shares of our Class A common stock offered by this prospectus. Because the selling stockholders identified in the table may sell some or all of the shares of our Class A common stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling stockholders upon termination of this offering. In addition, subject to the Registration Rights Agreement, dated as of April 23, 2019, among us and the stockholders named therein, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the selling stockholders will sell all of the shares of our Class A common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our Class A common stock that they may currently own.

	Shares Beneficially Owned Before the Offering				Shares Beneficially Owned After the Offering
Selling stockholders(1):	Class A Common Stock	Class B Common Stock	Combined Voting Power(2)	Shares of Class A Common Stock that may be sold hereby(3)	Class A Common Stock	Class B Common Stock	Combined Voting Power(2)
Warburg Pincus Energy (E&P) Partners-A (Brigham), LLC(4)	—	137,522	*	137,522	—	—	—
Warburg Pincus Energy (E&P)-A (Brigham), LLC(4)	—	2,276,984	4.0%	2,276,984	—	—	—
Warburg Pincus Private Equity (E&P) XI-A (Brigham) LLC(4)	—	2,810,102	4.9%	2,810,102	—	—	—
Warburg Pincus XI (E&P) Partners-A (Brigham) LLC(4)	—	216,521	*	216,521	—	—	—
WP Brigham Holdings, L.P.(4)	—	348,928	*	348,928	—	—	—
WP Energy Brigham Holdings, L.P.(4)	—	219,934	*	219,934	—	—	—
WP Energy Partners Brigham Holdings, L.P.(4)	—	18,008	*	18,008	—	—	—
Brigham Parent Holdings, L.P.(4)	3,856,823	—	6.8%	3,856,823	—	—	—
Yorktown Energy Partners IX, L.P.(5)	—	261,427	*	261,427	—	—	—
Yorktown Energy Partners X, L.P.(5)	—	2,683,371	4.7%	2,683,371	—	—	—
Yorktown Energy Partners XI, L.P.(5)	—	1,079,617	1.9%	1,079,617	—	—	—
YT Brigham Co Investment Partners, LP(5)	—	2,153,623	3.8%	2,153,623	—	—	—
Pine Brook BXP II Intermediate, L.P.(6)	—	3,490,635	6.1%	3,490,635	—	—	—
Pine Brook BXP Intermediate, L.P.(6)	—	2,213,171	3.9%	2,213,171	—	—	—
Pine Brook PD Intermediate, L.P.(6)	—	474,231	*	474,231	—	—	—

*	Less than 1%.
(1)	Each of the selling stockholders is a member of Brigham LLC and has received one share of Class B common stock for each Brigham LLC Unit that it holds.

(2)

Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote for each Brigham LLC Unit held by such holder. Accordingly, the holders of our Class B common stock collectively have a number of votes in Brigham Minerals, Inc. (“Brigham Minerals”) equal to the number of Brigham LLC Units that they hold.

(3)

Includes shares of our Class B common stock owned by the selling stockholders that, subject to the terms of the Brigham LLC Agreement, are, together with an equivalent number of Brigham LLC Units, redeemable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(4)

Warburg Pincus Private Equity (E&P) XI-A, L.P., a Delaware limited partnership (“WPPE E&P XI-A”), is the sole member of Warburg Pincus Private Equity (E&P) XI-A (Brigham), LLC, a Delaware limited liability company. Warburg Pincus XI (E&P) Partners – A, L.P., a Delaware limited partnership (“WP XI E&P Partners-A”), is the sole member of Warburg Pincus XI (E&P) Partners-A (Brigham), LLC, a Delaware limited liability company. Warburg Pincus Energy (E&P)-A, L.P., a Delaware limited partnership (“WPE E&P-A”), is the sole and managing member of Warburg Pincus Energy (E&P)-A (Brigham), LLC, a Delaware limited liability company. Warburg Pincus Energy (E&P) Partners-A, L.P., a Delaware limited partnership (“WPE E&P Partners-A”), is the sole and managing member of Warburg Pincus Energy (E&P) Partners-A (Brigham), LLC, a Delaware limited liability company.

Warburg Pincus (E&P) XI, L.P., a Delaware limited partnership (“WP XI E&P GP”), is the (i) general partner of each of WP Brigham Holdings, L.P., a Delaware limited partnership (“WP Brigham Holdings”), WPPE E&P XI-A, WP XI E&P Partners-A and Brigham Parent Holdings, L.P., a Delaware limited partnership. Warburg Pincus (E&P) XI LLC, a Delaware limited liability company (“WP XI E&P LLC”), is the general partner of WP XI E&P GP. Warburg Pincus Partners (E&P) XI LLC, a Delaware limited liability company (“WP Partners E&P XI LLC”), is the sole member of WP XI E&P LLC. Warburg Pincus Partners II (US), L.P., a Delaware limited partnership (“WPP II US”), is the managing member of WP Partners E&P XI LLC. Warburg Pincus & Company US, LLC (“Warburg Pincus US”) is the general partner of WPP II US.

Warburg Pincus (E&P) Energy GP, L.P., a Delaware limited partnership (“WPE E&P GP”), is the general partner of each of WP Energy Brigham Holdings, L.P., a Delaware limited partnership (“WPE Brigham Holdings”), WP Energy Partners Brigham Holdings, L.P., a Delaware limited partnership (“WPE Partners Brigham Holdings”), WPE E&P-A and WPE E&P Partners-A. Warburg Pincus (E&P) Energy LLC, a Delaware limited liability company (“WPE E&P LLC”), is the general partner of WPE E&P GP. WPP II US is the managing member of WPE E&P LLC. As noted above, Warburg Pincus US is the general partner of WPP II US. Warburg Pincus is the manager of each of WP Brigham Holdings, WPPE E&P XI-A, WP XI E&P Partners-A, WPE Brigham Holdings, WPE Partners Brigham Holdings, WPE E&P-A and WPE E&P Partners-A. The address of each of the entities identified in this note is c/o Warburg Pincus LLC, 450 Lexington Avenue, New York, New York 10017.

(5)

Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. (“Yorktown IX”). Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown IX. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown IX in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown IX Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by Yorktown IX. None of Yorktown IX Associates LLC, Yorktown IX Company LP or Yorktown IX beneficially owns any of the common stock held by any other Yorktown Fund (as defined below).

Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. (“Yorktown X”). Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown X. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown X in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown X Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by Yorktown X. None of Yorktown X Associates LLC, Yorktown X Company LP or Yorktown X beneficially owns any of the common stock held by any other Yorktown Fund.

Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. (“Yorktown XI”). Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown XI. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown XI in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of Yorktown XI Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by Yorktown XI. None of Yorktown XI Associates LLC, Yorktown XI Company LP or Yorktown XI beneficially owns any of the common stock held by any other Yorktown Fund.

YT Brigham Company LP is the sole general partner of YT Brigham Co Investment Partners, LP (“YT Brigham” and, together with Yorktown IX, Yorktown X and Yorktown XI, each, a “Yorktown Fund”). YT Brigham Associates LLC is the sole general partner of YT Brigham Company LP. As a result, YT Brigham Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by YT Brigham. YT Brigham Company LP and YT Brigham Associates LLC disclaim beneficial ownership of the common stock held by YT Brigham in excess of their pecuniary interest therein. W. Howard Keenan, Jr. is a manager of YT Brigham Associates LLC. Mr. Keenan disclaims beneficial ownership of the common stock held by YT Brigham. None of YT Brigham Company LP, YT Brigham Associates LLC or YT Brigham beneficially owns any of the common stock held by any other Yorktown Fund. The address of each of the entities identified in this note is 410 Park Avenue, 19th Floor, New York, New York 10022.

(6)

PBRA, LLC is the general partner of each of Pine Brook Road Associates II, L.P. (“PBRA II”), Pine Brook PD Intermediate, L.P., Pine Brook BXP Intermediate, L.P. and Pine Brook BXP II Intermediate, L.P. PBRA II is the general partner of Pine Brook Capital Partners II, L.P. (“Pine Brook Fund II”). Pine Brook Road Advisors, L.P., acting through an affiliate, serves as investment manager to Pine Brook Fund II. Howard Newman is the managing member of PBRA, LLC and has investment and voting control over the shares held or controlled by Pine Brook Fund II. The address of each of the entities identified in this note is c/o Pine Brook Road Partners, LLC, 60 East 42nd Street, 50th Floor, New York, New York 10165. Howard Newman, PBRA, LLC, Pine Brook Road Associates II, L.P. and Pine Brook Road Advisors, L.P. each disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, if any.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

Our authorized capital stock consists of 400,000,000 shares of Class A common stock, par value $0.01 per share, 150,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

As of May 20, 2020, there were 34,212,261 shares of our Class A common stock outstanding, 22,706,711 shares of our Class B common stock outstanding, and no shares of our preferred stock outstanding.

Class A Common Stock

Voting Rights. Except as provided by law or in a preferred stock designation, holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Except as otherwise required by law, holders of Class A common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”).

Dividend Rights. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of Class A common stock are entitled to receive ratably in proportion to the shares of Class A common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our Class A common stock.

Class B Common Stock

Generally. In connection with the consummation of our IPO, certain members of our management and other prior investors, and affiliates of each of Warburg Pincus LLC (“Warburg Pincus”), Yorktown Partners LLC (“Yorktown”) and Pine Brook Road Advisors, LP (“Pine Brook” and, together with Warburg Pincus and Yorktown, the “Sponsors”) (each an “Original Owner”) received one share of Class B common stock for each Brigham LLC Unit that it held. Shares of Class B common stock are not be transferrable except in connection with a permitted transfer of a corresponding number of Brigham LLC Units. Accordingly, each Original Owner has a number of votes in Brigham Minerals equal to the aggregate number of Brigham LLC Units that it holds.

Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividend Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock.

Liquidation Rights. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Brigham Minerals.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors constituting our board of directors may be changed only by resolution of the board of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, the terms of the Stockholders’ Agreement dated April 23, 2019, by and among Brigham Minerals and the stockholders named therein, entered into in connection with our IPO or, if applicable, the rights of holders of a series of our preferred stock, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum;

•	provide that our bylaws can be amended by the board of directors;

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provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of our preferred stock with respect to such series;

•	provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of not less than 66 2⁄3% of our then outstanding shares of common stock;

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provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the members of the board of directors serving at the time of such vote;

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provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors that may be elected by holders of our preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors;

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provide that the affirmative vote of the holders of not less than 66 2⁄3% in voting power of all then outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office, and such removal may only be for “cause”; and

•	prohibit cumulative voting on all matters.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

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our Sponsors and their affiliates have the right to, and have no duty to abstain from exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

•	if our Sponsors or their affiliates acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us; and

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

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any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

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any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. This provision would not apply to claims brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current and future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Registration Rights

For a description of registration rights with respect to our Class A common stock, see the information under the heading “Certain Relationships and Related Party Transactions—Registration Rights Agreement” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2020, which is incorporated by reference herein.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company.

Listing

Our Class A common stock is listed on the NYSE under the symbol “MNRL.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Class A common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1)	the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

(2)	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	the United States federal income tax consequences applicable to the warrants;

(4)	the amount of the warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We or the selling stockholders may use one or more of the following methods when selling securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such stock at a stipulated price per share;

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a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales and delivery of shares of our Class A common stock to close out short positions;

•	sales by broker-dealers of shares of our Class A common stock that are loaned or pledged to such broker-dealers;

•	“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell our Class A common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus.

We may prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A selling stockholder may fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

A selling stockholder may change the price of the securities offered from time to time.

If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Brigham Minerals, Inc. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents by counsel that we may name in any applicable prospectus supplement.

EXPERTS

The consolidated and combined financial statements of Brigham Minerals as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Estimates of our reserves and related future net cash flows related to our properties as of December 31, 2019 incorporated by reference herein were based upon a reserve report audited by independent petroleum engineers, CG&A. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.